As filed with the Securities and Exchange Commission on February 27, 2015 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

YELP INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1854266
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
__________

2012 Equity Incentive Plan, As Amended
(Full title of the plan)
__________

Rob Krolik
Chief Financial Officer
Yelp Inc.
140 New Montgomery Street, 9th Floor
San Francisco, California 94105
(415) 908-3801
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
__________

Copies to:

David G. Peinsipp	Laurence Wilson
Cooley LLP	Senior Vice President and General Counsel
101 California Street, 5th Floor	Yelp Inc.
San Francisco, California 94111	140 New Montgomery Street, 9th Floor
(415) 693-2000	San Francisco, California 94105
(415) 908-3801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price per Share	Offering Price	Registration Fee
Class A Common Stock, par value
$0.000001 per share	1,458,411(2)	$46.9725 (3)	$68,505,210.70 (3)	$7,960.31

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Class A Common Stock.

(2)	Represents shares of Class A Common Stock that were automatically added to the shares reserved for issuance under the Registrant’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2012 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2012 Plan automatically increases on January 1st of each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lesser of (i) 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year, and (ii) a number determined by the Registrant’s board of directors.

(3)	Estimated in accordance with Rules 457(c) and(h) solely for the purpose of calculating the registration fee on the basis of $46.9725 per share, the average of the high and low prices of the Registrant’s Class A Common Stock on February 25, 2015 as reported on the New York Stock Exchange.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,458,411 shares of Class A Common Stock of Yelp Inc. (the “Registrant”) issuable pursuant to the Yelp Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”). These additional shares of Class A Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-180221) was filed with the Securities and Exchange Commission on March 19, 2012. These additional shares of Class A Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2012 Plan, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The contents of the earlier registration statements on Form S-8 relating to the 2012 Plan, previously filed with the Securities and Exchange Commission on March 19, 2012 (File No. 333-180221), March 26, 2013 (File No. 333-187545), October 31, 2013 (File No. 333-192016) and March 3, 2014 (File No. 333-194260);

     (b) The description of the Registrant’s Class A Common Stock contained in a registration statement on Form 8-A filed with the Securities and Exchange Commission on February 27, 2012 (File No. 001-35444) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

     (c) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on February 27, 2015; and

     (d) The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2015 and February 10, 2015.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

						Filed
Exhibit		Incorporated by Reference				Herewith
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Yelp	8-K	001-35444	3.1	3/9/2012
	Inc.
3.2	Amended and Restated Bylaws of Yelp Inc.	S-1/A	333-178030	3.4	2/3/2012
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Form of Class A Common Stock Certificate.	S-1/A	333-178030	4.1	2/3/2012
4.3	Form of Class B Common Stock Certificate.	S-1/A	333-178030	4.2	2/3/2012
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on signature page).					X
99.1	2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.1	6/11/2013
99.2	Form of Option Agreement and Grant Notice and RSU Award	S-1/A	333-178030	10.17	2/3/2012
	Agreement and Grant Notice under the 2012 Equity Incentive
	Plan, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th of February, 2015.

YELP INC.

By: /s/ Jeremy Stoppelman
Jeremy Stoppelman
Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Rob Krolik and Laurence Wilson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeremy Stoppelman	Chief Executive Officer and Director	February 27, 2015
Jeremy Stoppelman	(Principal Executive Officer)

/s/ Geoff Donaker	Chief Operating Officer and Director	February 27, 2015
Geoff Donaker

/s/ Rob Krolik	Chief Financial Officer	February 27, 2015
Rob Krolik	(Principal Financial and Accounting Officer)

/s/ Max R. Levchin	Chairman	February 27, 2015
Max R. Levchin

/s/ Fred Anderson	Director	February 27, 2015
Fred Anderson

/s/ Peter Fenton	Director	February 27, 2015
Peter Fenton

/s/ Robert Gibbs	Director	February 27, 2015
Robert Gibbs

/s/ Diane Irvine	Director	February 27, 2015
Diane Irvine

/s/ Jeremy Levine	Director	February 27, 2015
Jeremy Levine

/s/ Mariam Naficy	Director	February 27, 2015
Mariam Naficy

EXHIBIT INDEX

						Filed
Exhibit		Incorporated by Reference				Herewith
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Yelp	8-K	001-35444	3.1	3/9/2012
	Inc.
3.2	Amended and Restated Bylaws of Yelp Inc.	S-1/A	333-178030	3.4	2/3/2012
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Form of Class A Common Stock Certificate.	S-1/A	333-178030	4.1	2/3/2012
4.3	Form of Class B Common Stock Certificate.	S-1/A	333-178030	4.2	2/3/2012
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on signature page).					X
99.1	2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.1	6/11/2013
99.2	Form of Option Agreement and Grant Notice and RSU Award	S-1/A	333-178030	10.17	2/3/2012
	Agreement and Grant Notice under the 2012 Equity Incentive
	Plan.